EXCLUSIVE Advertising
Balance Sheet as At 12/31/1999

ASSETS
Current Assets
     Petty Cash                             0.00
     Royal Bank Account                 4,786.38
     Scotia Bank Account               31,645.77
                                      -------------
     Total Cash                                        36,432.15
     Accounts Receivable               66,333.15
     Allowance for Doubtful Accounts        0.00
     Advances                             895.00
                                      -------------
     Total Receivable                                  67,228.15
     Prepaids                                             531.00
                                                      -------------
Total Current Assets                                  104,191.30

Fixed Assets
     Equipment                                        272,169.84
     Accumulated Depreciation-Equipment               -15,539.50
                                                     -------------
Total Fixed Assets                                    256,630.34
                                                     -------------

Other Assets
     Goodwill                                          36,000.00
     Incorporation Cost                                     0.00
                                                     -------------
Total Other Assets                                     36,000.00
                                                     -------------
TOTAL ASSETS                                          396,821.64
                                                     ========

LIABILITIES

Current Liabilities
     Account Payable                                   85,004.94
     A/P-Gary Pare                        100.00
                                       -------------
     Total Accounts Payable                               100.00
     Corporate Taxes payable                                0.00
     PST Payable                                            0.00
     GST Charged on Sales              20,299.30
     GST Paid on Purchases            -48,665.08
                                      -------------
     GST Owing (Refund)               -28,365.75
                                      -------------
Total Current Liabilities                              56,739.16
                                      -------------

Long Term Liabilities
     Bank Loan - Nova Scotia                          218,860.68
     Due To LMGI                                            0.00
     Due To LSSC                                      163,697.23
                                                      -------------
Total Long Term Liabilities                           382,557.91
                                                      -------------

TOTAL LIABILITIES                                     439,297.07
                                                      -------------

EQUITY

Share Capital
    Common Shares                                           0.00
    Preferred Shares                                        0.00
                                                      -------------
Total Share Capital                                         0.00
                                                      -------------

Retained Earnings
    Investor's Equity                                 -19,057.53
    Retained Earnings - Previous Year                       0.00
    Current Earnings                                  -23,417.90
                                                      -------------
Total Retained Earnings                               -45,475.43
                                                      -------------

TOTAL EQUITY                                          -42,475.43
                                                      -------------
LIABILITIES AND EQUITY                                396,821.64
                                                      ========



EXCLUSIVE ADVERTISING
Income Statement 01/01/1999 to 12/31/1999


REVENUE
Sales
 Sales - Posters                    254,275.68
 Sales - L.E.D.                      41,850.19
                                   -------------
Net Sales                           296,125.87
                                   -------------

Other Revenue
 Miscellaneous Revenue                   56.36
                                   -------------
Total Other Revenue                      56.36
                                   -------------

TOTAL REVENUE                       296,182.23
                                   -------------

EXPENSE

Direct Costs
 Installations                       17,692.50
 L.E.D.'s                             2,957.24
 Deprecation - Equipment                  0.00
 Co Contract                        241,111.08
                                   -------------
 Total Direct Costs                 261,760.82
                                   -------------

General & Administrative Expenses
 Accounting                           3,750.00
 Advertising                         -5,022.51
 Bad Debts                                0.00
 Legal                                1,115.00
 Courier & postage                      873.66
 Consulting                               0.00
 Sales Agent                         24,309.05
 Depreciation Expense                15,539.50
 Income Taxes                             0.00
 Insurance                            1,062.00
 Interest Charges                     4,617.62
 Bank Charges                           675.96
 Office Supplies                         46.31
 Miscellaneous                           38.00
 Salaries & Wages                         0.00
 Rent                                 9,000.00
 Repair & Maintenance                     0.00
 Telephone                               36.94
 Travel & Entertainment               1,797.78
 Utilities                                0.00
                                    -------------
Total General & Admin. Expenses      57,839.31
                                    -------------

TOTAL EXPENSE                       319,600.13
                                    -------------

NET INCOME                          -23,417.90
                                    ===========